UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	August 29, 2013

     AgFeed Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bluegrass Commons Blvd., Suite 310, Hendersonville, Tennessee 37075

(Address of principal executive offices, including zip code)

  (917) 804-3584

(Registrant’s telephone number, including area code)

  Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events.

On August 29, 2013, AgFeed Industries, Inc. (the “Company”) was notified by the staff (the “Staff”) of the U.S. Securities and Exchange Commission (the “Commission”) that the Staff had made a preliminary determination (a “Wells notice”) to recommend that the Commission file an enforcement action against the Company alleging that the Company violated the antifraud, reporting, books and records and internal controls provisions of the federal securities laws. The Wells notice was issued in connection with the previously disclosed Commission investigation into issues arising out of accounting errors and irregularities in the Company’s feed mill and legacy farms businesses in China, which resulted in errors and misstatements in the Company’s financial statements from 2007 through the second quarter of 2011. Separately, the Company has learned that certain current or former officers of the Company have also received Wells notices in the same investigation.

The Wells notices do not constitute a formal allegation or a determination that the Company or any of the officers violated any law. Upon receipt of a Wells notice, the recipient has the opportunity to make a “Wells Submission” presenting the recipient’s positions with respect to the Staff’s recommendation before the Staff makes a formal recommendation to the Commission regarding what action, if any, should be brought by the Commission. The Company does not intend to make a Wells Submission. The Company cannot predict with certainty whether any of the officers will make a Wells Submission or what the outcome of the above matters might be, including whether a lawsuit might be filed, the terms of any settlement and whether the Commission will approve any settlement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Date: September 5, 2013	By:	/s/ Keith A. Maib
Keith A. Maib
Chief Restructuring Officer

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